As filed with the Securities and Exchange Commission on February 25, 2014

Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HESKA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	77-0192527
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3760 Rocky Mountain Avenue
Loveland, CO	80538
(Address of Principal Executive Offices)	(Zip Code)

HESKA CORPORATION EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)

Robert B. Grieve, Ph.D.
Chair of the Board and
Chief Executive Officer
HESKA CORPORATION
3760 Rocky Mountain Avenue
Loveland, CO 80538
(Name and address of agent for service)

(970) 493-7272
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. (Check one):

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.01 par value	100,000	$9.39	$939,000	$120.94

(1) Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover an indeterminate number of additional shares of common stock of the registrant as may be offered or issued or become issuable to prevent dilution as a result of any stock splits, stock dividends or similar transactions which result in an increase in the number of the registrant’s shares of outstanding common stock.

(2) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(h) under the Securities Act based on the average of the high and low prices as reported on the Nasdaq Capital Market on February 20, 2014.

GENERAL INSTRUCTION E INFORMATION

This Registration Statement is being filed by Heska Corporation (the “Registrant”) for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements of the Registrant on Forms S-8 relating to the same employee benefit plan are effective.

The Registrant’s Form S-8 Registration Statements filed with the Securities and Exchange Commission (the “Commission”) on July 9, 1997, File No. 333-30951, June 16, 2000, File No. 333-39448, June 4, 2002, File No. 333-89738 and May 28, 2004, File No. 333-115995, are hereby incorporated by reference.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information*

Not required to be filed with this Registration Statement.

Item 2.	Registrant Information and Employee Plan Annual Information*

Not required to be filed with this Registration Statement.

*The information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).  Such documents need not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.  These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated by reference in this Registration Statement:

(1)	The Annual Report on Form 10-K (File No.000-22427) for the fiscal year ended December 31, 2012, filed with the Commission on March 15, 2013.

(2)
The Registrant’s definitive Proxy Statement (File No. 000-22427) in connection with the solicitation of proxies for the Registrant’s 2013 Annual Meeting of Stockholders filed with the Commission March 18, 2013.

(3)
The Registrant’s Quarterly Reports on Form 10-Q (File Nos. 000-22427) for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013 filed with the Commission on May 15, 2013, August 14, 2013 and November 14, 2013, respectively.

(4)
The Registrant’s Current Reports on Form 8-K (File Nos. 000-22427) filed with the Commission on January 4, 2013, February 26, 2013, March 15, 2013, April 5, 2013, May 6, 2013, June 21, 2013 as amended by Amendment No. 1 on Form 8-K/A filed with the Commission on August 29, 2013, November 22, 2013 and November 26, 2013.

(5)
The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 000-22427), filed with the Commission on April 24, 1997, as amended by the Registrant’s Amendment No. 1 on Form 8-A/A filed with the Commission on May 6, 2010 and the Registrant’s Amendment No. 2 on Form 8-A/A filed with the Commission on January 4, 2011.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

Exhibit Number	Notes	Description

4.1	(1)	1997 Employee Stock Purchase Plan of Registrant, as amended and restated.

5.1		Opinion of Holland &Hart LLP as to the legality of the securities being registered.

23.1		Consent of EKS&H LLLP.

23.2		Consent of Holland &Hart LLP (included in Exhibit 5.1).

24.1		Power of Attorney (included on the signature page of this Registration Statement).

________________

(1)  Filed with the Registrant’s Form 10-Q for the quarter ended March 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, Heska Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Loveland, State of Colorado, on February 25, 2014.

HESKA CORPORATION

By:	/s/ Robert B. Grieve, Ph.D.
Robert B. Grieve, Ph.D., Chair of the Board and
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert B. Grieve and Jason A. Napolitano, and each of them, his or her true and lawful attorneys-in-fact, each with full power of substitution, for him or her, in any and all capacities, to sign any amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact or their substitute or substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert B. Grieve, Ph.D.	Chair of the Board and Chief Executive Officer	February 25, 2014
Robert B. Grieve, Ph.D.	(Principal Executive Officer) and Director

/s/ Jason A. Napolitano	Executive Vice President, Chief Financial Officer and	February 25, 2014
Jason A. Napolitano	Secretary (Principal Financial Officer and Principal Accounting Officer)

/s/ William A. Aylesworth	Director	February 25, 2014
William A. Aylesworth

/s/ G. Irwin Gordon	Director	February 25, 2014
G. Irwin Gordon

/s/ Sharon L. Riley	Director	February 25, 2014
Sharon L. Riley

/s/ David E. Sveen, Ph.D.	Director	February 25, 2014
David E. Sveen, Ph.D.

/s/ Carol A. Wrenn	Director	February 25, 2014
Carol A. Wrenn

INDEX TO EXHIBITS

Exhibit Number	Notes	Description

4.1	(1)	1997 Employee Stock Purchase Plan of Registrant, as amended and restated.

5.1		Opinion of Holland &Hart LLP as to the legality of the securities being registered.

23.1		Consent of EKS&H LLLP.

23.2		Consent of Holland &Hart LLP (included in Exhibit 5.1).

24.1		Power of Attorney (included on the signature page of this Registration Statement).

________________

(1)  Filed with the Registrant’s Form 10-Q for the quarter ended March 31, 2013.